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                                   EXHIBIT 3.2

                      AMENDED ARTICLES OF INCORPORATION OF
                              ROLLER COASTER, INC.



























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Dean Heller          State of Nevada                    Telephone: 775-684-5708
Secretary of State   Office of the Secretary of State   Fax: 775-684-5725
                     101 N. Carson St., Ste. 3          Web: www.sos.state.nv.us
                     Carson City, NV 89701              Filing Fee: $75.00

              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
                         FOR PROFIT NEVADA CORPORATIONS
          (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
                             - Remit in Duplicate -

-------------------------------------
FILED #C21842-95
May 27, 1999
In the office of Dean Heller,
Secretary of State
-------------------------------------

1.       Name of corporation: ROLLER COASTER, INC.

2. The articles have been amended as follows (provide article numbers, if available):

                  Article Three: Is hereby amended and now provides that the total authorized shares be increased from 25,000,000 (Twenty Five Million) to 50,000,000 (Fifty Million). And the issued and outstanding shares be forward split 10 to 1 for a total of issued and outstanding shares of 2,500,000 (Two Million Five Hundred Thousand). Stated par value is 001 on all shares.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at lease a majority of the voting power, of such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is 68.6%.

4.       Signatures:

     /s/ Jeff Bradley                               /s/ John Katter
---------------------------------              --------------------------------
President or Vice President                    Secretary of Asst. Secretary
(acknowledgement required)                     (acknowledgement required)








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STATE OF NEVADA     )
                    ) SS.
COUNTY OF CLARK     )

On May 27, 1999, before me, Kathy Horwitz, Notary Public, personally appeared Jeff Bradley as President, as designated to sign this certificate of Roller Coaster, Inc.

WITNESS my hand and official seal.

                                            /s/Kathy Horwitz
                                            ---------------------------------
                                            Kathy Horwitz

--------------------------------------------
                    Kathy Horwitz
             Notary Public Nevada
[state seal]        No. 90-1733-1
      My appt. exp. June 18, 2002
--------------------------------------------

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and remit the proper fees may cause this filing to be rejected.














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                           CERTIFICATE OF AMENDMENT OF
                          ARTICLES OF INCORPORATION OF
                              ROLLER COASTER, INC.

--------------------------
Filed #C-21842-95
Dec. 29, 1999
Dean Heller, Secretary
of State
--------------------------

The President and the Secretary of Roller Coaster, Inc., a Nevada corporation certify:

         1. Article 1 of Articles of Incorporation of this Corporation are amended to read as follows:

                           Article 1.       The name of the Corporation is:

                           SAN DIEGO SOCCER DEVELOPMENT CORPORATION

         2. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

         3. The foregoing Amendment of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with
Section 78.390 of the Nevada Revised Statutes. The total number of outstanding shares of the Corporation is 2,500,000. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).

         /s/ Jeff Bradley
--------------------------------------
Jeff Bradley, President

         /s/ John Katter
--------------------------------------
John Katter, Secretary











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